UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2012

Fiesta Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7300 North Kendall Drive, 8th Floor, Miami, Florida		33156
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (305) 670-7696

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 28, 2012, Fiesta Restaurant Group, Inc. (the “Company”) entered into an Executive Retirement Agreement with each of James E. Tunnessen, Executive Vice President of Pollo Tropical (the “Tunnessen Agreement”), and Michael A. Biviano, Executive Vice President of Taco Cabana (the “Biviano Agreement”).

Pursuant to the Tunnessen Agreement and the Biviano Agreement, Mr. Tunnessen and Mr. Biviano, respectively, will each retire from the Company on January 31, 2013 (the “Retirement Date”). Under the Tunnessen Agreement and the Biviano Agreement, Mr. Tunnessen and Mr. Biviano, respectively, will (i) receive a lump sum equal to eleven months of their respective 2012 base salaries payable six months and one day following the Retirement Date and (ii) be entitled to receive a bonus for the 2012 fiscal year in an amount to be determined by the Compensation Committee of the Company’s Board of Directors, subject to the fulfillment of their respective obligations under the Tunnessen Agreement and the Biviano Agreement, and the performance of the Company and each of Pollo Tropical and Taco Cabana, respectively.

Mr. Tunnessen and Mr. Biviano, pursuant to their respective agreements, each agreed, for a period of twenty-four months following the Retirement Date, not to directly or indirectly solicit for employment or employ any person who is or was employed by the Company within six months prior to the Retirement Date.

Additionally, under the Tunnessen Agreement, Mr. Tunnessen agreed for a period of twelve calendar months following the Retirement Date, not to be employed by or associated with as an employee, consultant, director, shareholder, or in any other capacity, any company operating Hispanic-themed quick service, quick casual or casual dining restaurants which feature chicken as the primary or central menu item and which also competes with the Company’s Pollo Tropical concept.

Under the Biviano Agreement, Mr. Biviano agreed for a period of twelve calendar months following the Retirement Date not to be employed by or associated with as an employee, consultant, director, shareholder, or in any other capacity, any company operating Tex-Mex or Mexican-themed quick service, quick casual or casual dining restaurants which competes with the Company’s Taco Cabana concept.

Also, under the Tunnessen Agreement and the Biviano Agreement, Mr. Tunnessen’s and Mr. Biviano’s respective Change of Control/Severance Agreements, each dated December 13, 2006, with Carrols Restaurant Group, Inc., the former indirect parent company of the Company, and Carrols Corporation, the former direct parent company of the Company, were terminated on September 28, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC. Date: October 4, 2012

By:	/s/ Joseph A. Zirkman
Name: Title:	Joseph A. Zirkman Vice President, General Counsel and Secretary

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